Exhibit 10.2

Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

WECAST NETWORK, INC.,

REDROCK CAPITAL GROUP LIMITED

AND

SUN SEVEN STARS MEDIA GROUP LIMITED

DATED AS OF June 9, 2017

-i-

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of June 9, 2017 (this “Agreement”), by and among Redrock Capital Group Limited, a Cayman Islands company (the “Seller”) and a shareholder of NextGen Exchange Group Inc., a Cayman Islands company (“NextGen” or the “Company”), Wecast Network, Inc., a Nevada corporation (“Wecast” or the “Purchaser”) and Sun Seven Stars Media Group Limited, a Hong Kong company (“Guarantor”).

WHEREAS, Seller owns 100% of the issued and outstanding stock of the Company; Seller has entered into an agreement with Delaware Board Of Trade Holdings, Inc, under which Seller shall transfer 5% of the issued and outstanding stock of the Company to Delaware Board Of Trade Holdings, Inc.

WHEREAS, BT Capital Global Limited (“BT”) and Purchaser has entered into that certain Securities Purchase Agreement, for the purchase by Purchaser of BT’s 100% interest in Sun Video Group Hong Kong Limited, a Hong Kong corporation (“SVG”), dated January 30, 2017(the “SVG Agreement”).

WHEREAS, under the terms of the SVG Agreement, BT has guaranteed certain performance thresholds (the “SVG Performance Guarantees”) to be achieved by SVG and its subsidiaries (the “Sun Video Business”) within 12 months of the closing under the terms of the SVG Agreement.

WHEREAS, the Seller proposes to sell to the Purchaser, and the Purchaser proposes to buy 51% of the outstanding capital stock of NextGen (the “Company Common Shares”) for the sole consideration of the Purchaser adding NextGen to the Sun Video Business and thereby including the Revenue and Gross Profit (as defined below) from NextGen in the calculation of the SVG Performance Guarantees.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Actions” means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, for purposes of Section 3.21 only, with respect to any individual, the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such individual or the spouse thereof and any trust for the benefit of such Stockholder or any of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning assigned to such term in the Preamble.

“Articles of Incorporation” means the articles of incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

“Beneficially own” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

“Board of Directors” means either the board of directors of the Seller or any duly authorized committee thereof.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by Law or executive order to remain closed.

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“Bylaws” means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

“Claims” means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

“Closing” has the meaning assigned to such term in Section 2.2.

“Closing Date” has the meaning assigned to such term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collective Bargaining Agreement” has the meaning assigned to such term in Section 3.17(a).

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning assigned to such term in the Preamble.

“Company Benefit Plans” means all employee benefit plans providing benefits to any current or former employee or director of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that are sponsored or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes or is obligated to contribute, including without limitation all employee welfare benefit plans within the meaning of Section 3(1) of ERISA, all employee pension benefit plans within the meaning of Section 3(2) of ERISA, and all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, restricted stock, severance, termination pay and fringe benefit plans.

“Company Common Shares” means the ordinary shares, par value $1 United States Dollar per share, of the Company.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the exhibits hereto, including, without limitation, purchase and sale of the Company Common Shares.

“Contractual Obligation” means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

“Decrees” has the meaning assigned to such term in Section 3.10(a).

“Employment Agreement” means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant, pursuant to which the Company or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

“Encumbrance” means any charge, claim, community property interest, equitable interest, mortgage, lien, option, warrant, purchase right, pledge, security interest, right of first refusal, marital or community property interest or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any claim, action, cause of action, investigation of which the Company or any of its Subsidiaries has knowledge, or written notice by any Person to the Company or any of its Subsidiaries alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (b) circumstances forming the basis of any violation or liability, or alleged violation or liability, of any Environmental Law.

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“Environmental Laws” means all Federal, state, local, and foreign statute, Law, regulation, ordinance, rule, common Law, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; provided that Environmental Laws does not include the Occupational Safety and Health Act or any other similar Requirement of Law governing worker safety or workplace conditions.

“Equitable Principles” means applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder from time to time.

“ERISA Affiliate” means each entity which is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with the Company or its Subsidiaries within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or its Subsidiaries under Section 414(o) of the Code, or is under “common control” with the Company or its Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“FINRA”’ means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body or self-regulatory organization having or asserting jurisdiction over a Person, its business or its properties.

“Gross Profit” means Revenue minus cost of goods sold. Gross Profit is calculated before deducting operating expenses, overhead, payroll, taxation, interest, professional fees, minority interests, and depreciation and amortization, etc.

“Indebtedness” means (a) any consolidated liabilities for borrowed money or amounts owed in excess of $50,000 (other than consolidated trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any consolidated lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property” has the meaning assigned to such term in Section 3.20.

“IRS” means the Internal Revenue Service.

“knowledge of the Company” means the actual knowledge of the chairman or any executive officer of the Company or any of its Subsidiaries, after due inquiry of those persons employed by the Company or its Subsidiaries charged with administrative or operational responsibility for such matter.

“Law” means all Federal, state, local, and foreign statute, law, regulation, ordinance, rule, common law, judgment, order, decree or other governmental requirement or restriction of all applicable jurisdictions.

“Leases” has the meaning assigned to such term in Section 3.15.

“Licenses” has the meaning assigned to such term in Section 3.10(b).

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“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), voting or other restriction, preemptive right or other security interest of any kind or nature whatsoever.

“Material Adverse Effect” means any material adverse change in or affecting (i) the business, properties, assets, liabilities, operations, results of operations (financial or otherwise), condition, or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company or any of the Company’s Subsidiaries to consummate the Contemplated Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) any change in the market price or trading volume of the capital stock of the Company after the date hereof (B) any changes, events or occurrences in the United States securities markets which are not specific to the Company, (C) any changes, events, developments or effects resulting from general economic conditions, which are not specific to the Company or its Subsidiaries and which do not affect the Company or its Subsidiaries in a materially disproportionate manner and (D) any changes resulting from the execution or announcement of this Agreement and the Contemplated Transactions.

“Material Contracts” has the meaning assigned to such term in Section 3.12(a).

“Materials of Environmental Concern” means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon, or any other materials that are regulated by, or may form the basis of liability under, any Environmental Law.

“NASDAQ” means The Nasdaq Stock Market Inc.’s National Market System.

“NPCL” has the meaning assigned to such term in Section 4.7.

“Net Income” means Revenue, minus all costs of doing business and non-operating losses, plus non-operating income, as reflected on a company’s income statement. Costs shall include cost of goods sold, operating expenses, interest, taxes, and minority interests.

“NYSE” means the New York Stock Exchange.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

“Purchaser Board of Directors” means either the board of directors of the Purchaser or any duly authorized committee thereof.

“Purchaser” has the meaning assigned to such term in the Preamble.

“Purchaser Indemnitee” has the meaning assigned to such term in Section 8.1.

“Restricted Period” has the meaning assigned to such term in Section 5.1(a).

“Required Vote” has the meaning assigned to such term in Section 4.7(b).

“Requirement of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law (including, without limitation, Laws related to Taxes and Environmental Laws), treaty, rule, regulation, ordinance, qualification, standard, license or franchise or determination of an arbitrator or a court or other Governmental Authority, including the NYSE or NASDAQ or any national securities exchange or automated quotation system on which the Company Common Shares are listed or admitted to trading, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

“Return” has the meaning assigned to such term in Section 5.1(a)(ix).

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“Revenue” means the income generated from sale of goods or services, or any other use of capital or assets, before any costs or expenses are deducted. Revenue is shown usually as the top item in an income statement from which all charges, costs, and expenses are subtracted to arrive at net income.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“Subsidiary” of any specified Person means any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person. For the purposes of this definition, “voting securities” means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.

“Tax Claim” has the meaning assigned to such term in Section 5.1(a)(ix).

“Tax” or “Taxes” means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers’ compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another Person by Contract, as a transferee or successor, under Treasury Regulation 1.1502 -6 or analogous state, local or foreign Requirement of Law provision or otherwise.

“Voting Securities” means any class or classes of stock of the Company pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the lime, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

ARTICLE 2

PURCHASE AND SALE OF SECURITIES

2.1           Purchase and Sale of Securities. Subject to the terms set forth herein and in reliance upon the representations set forth below, at the Closing, the Seller shall sell to the Purchaser the Company Common Shares for the sole consideration of the Purchaser adding NextGen to the Sun Video Business and thereby including the Revenue and Gross Profit from NextGen in the calculation of the Performance Guarantees set forth in the SVG Agreement. The Company Common Shares purchased by the Purchaser shall be held by Fair Triumph Limited, a 100% owned subsidiary of the Purchaser.

2.2           Closing. Subject to the last sentence of this Section 2.2, the sale and purchase of the Company Common Shares shall take place at a closing (the “Closing”) to be held at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, New York (except that the Closing may be conducted as a “virtual closing”, with the parties providing signature pages to each other electronically or via facsimile), at 10:00 A.M., local time, on the Closing Date. On the first Business Day after the conditions set forth in Sections 6.1 and 7.1 (other than those to be satisfied on the Closing Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions or such later date and time as the parties may agree in writing (the “Closing Date”), the Purchaser shall (a) make or cause to be made the deliveries applicable to the Purchaser set forth in Section 7.1, and (b) the Seller shall (i) deliver to the Purchaser the Company Common Shares and (ii) make or cause to be made the deliveries set forth in Section 6.1.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller and Guarantor hereby jointly represents and warrants to the Purchaser as follows:

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3.1           Corporate Existence and Power.

(a)          The Seller (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of Cayman Islands; and (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)          The Guarantor (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of the Hong Kong; and (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(c)          The Company (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of Cayman Islands; (b) has all requisite corporate power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as currently conducted and currently contemplated to be conducted; and (c) has (or will have, as applicable) all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the Laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate would not be materially adverse to the Company.

3.2           Subsidiaries. Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization. Each Subsidiary listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite corporate (or, in the case of an entity other than a corporation, other) power and authority to own and operate its properties, to lease the properties it operates as lessee and to carry on its business as currently conducted and currently contemplated to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such qualification except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not be materially adverse to the Company. Except as set forth on Schedule 3.2, all of the issued and outstanding stock (or equivalent interests) of each Subsidiary set forth on Schedule 3.2 has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants outstanding or other agreements to acquire shares of stock (or equivalent interests) of such Subsidiary. Schedule 3.2 sets forth the capitalization of each of the Subsidiaries, including the amount and kind of equity interests held by the Company in the Subsidiary and the percentage interest represented thereby.

3.3           Corporate Authorization: No Contravention. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated thereby, (a) subject to the satisfaction of the matters described in Section 3.24, have been duly authorized by all necessary corporate action of the Seller and Company; (b) do not contravene the terms of the Articles of Incorporation or Bylaws or the organizational documents of the Seller, the Company or their respective Subsidiaries; (c) do not entitle any Person to exercise any statutory or contractual preemptive rights to purchase shares of capital stock or any equity interest in the Seller or the Company and (d) subject to receipt or satisfaction of the approvals, consents, exemptions, authorizations or other actions, notices or filings set forth on Schedule 3.4, and do not violate or result in any breach or contravention of, a default under, or an acceleration of any obligation under or the creation (with or without notice, lapse of time or both) of any Lien under, result in the termination or loss of any right or the imposition of any penalty under any Contractual Obligation of the Seller or the Company or its Subsidiaries or by which their respective assets or properties are bound or any Requirement of Law applicable to the Seller, the Company or its Subsidiaries or by which their respective assets or properties are bound. No event has occurred and no condition exists which (upon notice or the passage of time or both) would constitute, or give rise to; (i) any breach, violation, default, change of control or right to cause the Seller or the Company to repurchase or redeem under, (ii) any Lien on the assets of the Seller, the Company or any of its Subsidiaries under, (iii) any termination right of any party, or any loss of any right or imposition of any penalty, under or (iv) any change or acceleration in the rights or obligations of any party under, any material Contractual Obligation of the Seller, the Company or its Subsidiaries (or by which their respective assets or properties are bound) or the Articles of Incorporation or Bylaws or the organizational documents of the Company’s Subsidiaries except for any of the foregoing that, individually or in the aggregate, would not be material to the Company or its Subsidiaries.

3.4           Governmental Authorization: Third Party Consents. Except as set forth on Schedule 3.4, no approval, consent, qualification, order, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period

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under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, sale and delivery of the Company Common Shares by the Seller, or enforcement against the Seller or the Company, of the Agreement or the consummation of the Contemplated Transactions except for any of the foregoing that, individually or in the aggregate, would not be material to the Seller, the Company or its Subsidiaries.

3.5           Binding Effect. The Agreement has been (or will, as of the Closing, be, as applicable) duly authorized, executed and delivered by the Seller and, subject to Equitable Principles, constitutes (or will, as of the Closing, constitute, as applicable) the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

3.6           Capitalization of the Company and its Subsidiaries. The authorized stock of the Company consists of 50,000 ordinary shares. There are no ordinary shares or any other equity security of the Company issuable upon conversion or exchange of any security of the Company or any of its Subsidiaries nor any rights, options or warrants outstanding or other agreements to acquire shares of stock of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is contractually obligated to issue any shares of stock or to purchase, redeem or otherwise acquire any of its outstanding shares of stock. Neither the Company nor any of its Subsidiaries has created any “phantom stock,” stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the ordinary shares. Neither the Company nor any of its Subsidiaries has outstanding debt or debt instruments providing for voting rights with respect to the Company or such Subsidiary to the holders thereof. No stockholder of the Company or any of its Subsidiaries or other Person is entitled to any preemptive or similar rights to subscribe for shares of stock of the Company or any of its Subsidiaries. All of the issued and outstanding shares of Company Common Shares are duly authorized, validly issued, fully paid, and nonassessable. Neither the Company nor any of its Subsidiaries has granted to any Person the right to demand or request that the Company or such Subsidiary effect a registration under the Securities Act of any securities held by such Person or to include any securities of such Person in any such registration by the Company or such Subsidiary.

3.7           Ownership of Company Common Shares. The Seller owns, beneficially and of record, 100% of the Company Common Shares free and clear of all Encumbrances (other than transfer restrictions arising under applicable Law). No other Person has any right to consent to or vote upon the transactions contemplated by this Agreement. At Closing, Seller will transfer to Purchaser valid title to the Company Common Shares free and clear of all Encumbrances (other than transfer restrictions arising under applicable Law).

3.8           Absence of Certain Developments. Since June 9, 2017, (a) each of the Company and its Subsidiaries has operated in the ordinary course, (b) there has been no occurrence or event of the type set forth in Section 5.1(a), and there has occurred no fact, event, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.9           Indebtedness: No Undisclosed Liabilities. Schedule 3.9 sets forth the Indebtedness of the Company. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) as set forth on Schedule 3.9, and (b) liabilities incurred in connection with the Contemplated Transactions that are not in breach of this Agreement.

3.10        Compliance with Laws: Licenses.

(a)          Neither the Company nor any of its Subsidiaries in the conduct of its business, is, or since June 9, 2017, has been, in violation of any Requirement of Law, or any judgments, orders, rulings, injunctions or decrees of a Governmental Authority (collectively, “Decrees”), applicable thereto or to the employees conducting such business, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b)          The Company and its Subsidiaries as applicable, have obtained or made, as the case may be, all permits, licenses, authorizations, orders and approvals, and all filings, applications and registrations with, all Governmental Authorities (“Licenses’”), that are required to conduct the businesses of the Company and its Subsidiaries in the manner and to the full extent as currently conducted or currently contemplated to be conducted except where such failure to obtain or make, individually or in the aggregate, would not be materially adverse to the Company. None of such Licenses is subject to any restriction or condition that limits or would reasonably be expected to limit in any material way the full operation of the Company or its Subsidiaries as currently conducted or currently contemplated to be conducted. Each of the Licenses has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened proceeding to limit, condition, suspend, cancel, suspend, or declare such License invalid. Neither the Company nor any of its Subsidiaries is in default in any

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material respect with respect to any of the Licenses, and to the knowledge of the Company no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Company or any such Subsidiary under any License.

3.11        Litigation. There is no legal action, suit, arbitration, proceeding or, to the knowledge of the Company, other legal, administrative or other governmental investigation or inquiry pending or claims asserted (or, to the knowledge of the Company, any threat thereof) against the Company or any of its Subsidiaries or relating to the Agreement or the Contemplated Transactions or against any officer, director or employee of the Company in connection with such Person’s relationship with or actions taken on behalf of the Company. The Company is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to be material to the Company.

3.12        Material Contracts.

(a)          Schedule 3.12(a) sets forth a true, correct and complete list of the following Contractual Obligations (including every written amendment, modification or supplement to the foregoing or other material amendment, modification or supplement to the foregoing that is binding on the Company or any of its Subsidiaries) to which the Company or any of its Subsidiaries is a party: (i) any Contractual Obligation that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission), (ii) Contractual Obligations that collectively represent the top 5 agreements (based on cost) with content licensors for the Company and its Subsidiaries during the Company’s last fiscal year, (iii) Contractual Obligations that collectively represent the top 5 agreements (based on revenue) for distribution services and cooperation agreements of the Company and its Subsidiaries during the Company’s last fiscal year, (iv) any Contractual Obligation (other than a Contractual Obligation described in one of the other provisions of this Section 3.12(a) without regard to any threshold contained therein) that involves annual expenditures during the Company’s last fiscal year by the Company or any Company Subsidiary in excess of $200,000 and is not otherwise cancelable by the Company or any of its Subsidiaries without any financial or other penalty on 90-days’ or less notice, (v) any Lease for real property or (vi) any other Contractual Obligation that is material to the Company or its Subsidiaries (each Contractual Obligation referenced above in clauses (i) through (vi) individually, a “Material Contract” and collectively, “Material Contracts”); provided that, with respect to Company Material Contracts described above, such list shall identify the date of such contract and any communications (written or, to the knowledge of the Company, oral) received by the Company or its Subsidiaries from any party to such contract or on behalf of any such party that such party intends to cancel, terminate, seek re-bidding of or fail to renew such contract. Except as set forth on Schedule 3.12(a), the Company has delivered or made available true, correct and complete copies of all such Contractual Obligations to counsel to Purchaser.

(b)          All of the Material Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to Equitable Principles. The Company is not in material default or breach under any of its Contractual Obligations or organizational documents and, to the knowledge of the Company, no other party to any of its Contractual Obligations is in material default or breach thereunder (and no event has occurred which with the passage of time or the giving of notice or both would result in a material default or breach by the Company or, to the knowledge of the Company, by any other party thereunder). Except as set forth on Schedule 3.12(b), neither the Company nor any of its Subsidiaries is a party to any non-competition agreement or any other agreement or obligation that materially limits or will materially limit the Company or any of its Subsidiaries from engaging in any line of business in any territory.

3.13         Environmental. The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, except where such non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to be materially adverse to the Company. Neither the Company nor any of its Subsidiaries has received any written notice that alleges that the Company or its Subsidiaries is not in compliance with any Environmental Laws, and to the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with such compliance in the future. There is no Environmental Claim pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the operations or business of the Company or its Subsidiaries, or against any Person whose liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of Law. There has been no release at any time of any Materials of Environmental Concern at, on, about, under or within any real property currently, or to the knowledge of the Company, formerly owned, leased, operated or controlled by the Company or any of its Subsidiaries or any of their predecessors.

3.14         Taxes. All Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Returns are true, complete, and

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correct in all material respects. All Taxes that are due or claimed to be due from the Company and each of its Subsidiaries have been timely paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its Subsidiaries in accordance with GAAP. There are no proposed, asserted, ongoing or to the knowledge of the Company, threatened, assessments, examinations, claims, deficiencies, Liens or other litigation with regard to any Taxes or Returns of the Company or any of its Subsidiaries. To the knowledge of the Company, the accruals and reserves on the books and records of the Company and its Subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. The Company is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code. The Company and each of its Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return. All material amounts required to be collected or withheld by the Company or any of its Subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No taxing authority in a jurisdiction where the Company or its Subsidiaries do not file Tax Returns has made a written claim or assertion that the Company or its Subsidiaries are or may be subject to taxation by such jurisdiction. The Company and each of its Subsidiaries is not a party to or bound by any Tax sharing or Tax allocation or similar Contractual Obligation. True and complete copies of all income Tax Returns that have been filed by the Company or any of its Subsidiaries for Tax periods after December 31, 2008 have been delivered or made available to the Purchaser. The Company and each of its Subsidiaries (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which the Company was the common parent) or (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation ss. 1.1502 -6 (or any similar provision of stale, local, or foreign Requirement of Law), as a transferee or successor, by contract, or otherwise. The Company and each of its Subsidiaries has not agreed, and is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or analogous provision of foreign, state, or local Requirement of Law) by reason of a change in accounting method or otherwise, and the Company and each of its Subsidiaries does not have knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering any such change in accounting. The Company and each of its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) “closing agreement” as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax Requirement of Law) executed on or prior to the Closing Date; (B) installment sale or open transaction disposition made on or prior to the Closing Date; or (C) prepaid amount received on or prior to the Closing Date.

3.15         Title to Property and Assets: Leases. Except as set forth on Schedule 3.15. each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens to all of its assets, including all real properly and interests in real property owned in fee simple by the Company and its Subsidiaries and all real property leased, subleased or otherwise occupied by the Company and its Subsidiaries and any assets and properties which it purports to own, except (i) Liens for taxes not yet due and payable and (ii) Liens that do not interfere with the use, utility or value of such assets in any material respect. All leases to which the Company or any of its Subsidiaries is a party (collectively, the “Leases”) are valid and binding and in full force and effect in accordance with their respective terms on the Company and its Subsidiaries and, to the knowledge of the Company, with respect to each other party to any such Leases, except, in each case, subject to Equitable Principles. No material default (or event which, with the giving of notice or passage of time, or both, would constitute a material default) by the Company or any of its Subsidiaries, or to the knowledge of the Company by any other party thereto, has occurred and is continuing under the Leases. The Company and its Subsidiaries enjoy a peaceful and undisturbed possession under all such Leases to which any of them is a party as lessee. With respect to each Lease, to the knowledge of the Company, either (a) such Lease is not subject or subordinate to any mortgage, deed of trust or other lien which has priority over such Lease, or (b) the holder of any such lien has entered into a valid, binding and enforceable nondisturbance agreement in favor of the lessee pursuant to which the Lease cannot be extinguished or terminated by reason of any foreclosure or other acquisition of title by such holder if the lessee thereunder is not in default under the Lease as of the date of acquisition of title. As used herein, the term “Lease” shall also include subleases or other occupancy agreements (and any amendments thereto) and the term “lessee” shall also include any sublessee or other occupant. Neither the Company nor any of its Subsidiaries own any real property.

3.16         Compliance with ERISA. Except as set forth on Schedule 3.16, the Company has made available to the Purchaser true and complete copies of each Employment Agreement and each material Company Benefit Plan, as well as certain related documents, including, but not limited to, (a) the actuarial report for such Company Benefit Plan (if applicable) for each of the last two years, (b) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan, (c) the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), (d) the most recent summary plan descriptions (with all material modifications) and (e) all material communications to any current or former

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employees of the Company relating to any material Company Benefit Plan or Employment Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) each of the Company Benefit Plans has been operated and administered in all material respects in compliance with its terms and all applicable Laws; (B) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified; and (C) there are no pending, or to the knowledge of Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto or pursuant to any Employment Agreement. Neither the Company nor any ERISA Affiliate currently sponsors, maintains or contributes to, and is not required to contribute to, nor has ever sponsored, maintained or contributed to, and been required to contribute to, or incurred any liability with respect to any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Section 302 of the Code or Title IV of ERISA. No non-exempt ’‘prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan which could, individually or in the aggregate, reasonably be expected to result in a material liability to the Company. No material liability under any Company Benefit Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding. No Company Benefit Plan is under audit or, to the knowledge of the Company, investigation by, or is the subject of a proceeding with respect to, the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and, to the knowledge of the Company, no such audit, investigation or proceeding is threatened. Except as set forth on Schedule 3.16, with respect to each Company Benefit Plan which provides medical benefits, short-term disability benefits or long-term disability benefits (other than any ’‘pension plan” within the meaning of Section 3(2) of ERISA), all claims incurred by the Company under such Company Benefit Plan are either insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims or covered under a contract with a health maintenance organization pursuant to which such health maintenance organization bears the liability for such claims. Except as set forth on Schedule 3.16 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event such as termination of employment) (i) result in, or cause any increase, acceleration or vesting of, any payment, benefit or award under any Company Benefit Plan or Employment Agreement to any director or employee of Company or any of its Subsidiaries, (ii) give rise to any obligation to fund for any such payments, awards or benefits, (iii) give rise to any limitation on the ability of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan, or (iv) result in any payment or benefit that will or may be made by the Company or any of its Subsidiaries or affiliates that will be characterized as an “excess parachute payment,” within the meaning of Section 280G of the Code. Except as set forth on Schedule 3.16, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability to provide any post-retirement or post-termination life, health, medical or other welfare benefits to any current or former employees or beneficiaries or dependents thereof which, individually or in the aggregate, is material, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state healthcare continuation coverage Laws which, individually or in the aggregate, is at no material expense to the Company and its Subsidiaries. With respect to each Company Benefit Plan, there are no understandings, agreements or undertakings that would prevent the Company from amending or terminating such Company Benefit Plan at any time without incurring material liability thereunder other than in respect of accrued obligations and medical or welfare claims incurred prior to such amendment or termination.

3.17         Labor Relations: Employees.

(a)          (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a “Collective Bargaining Agreement”), (ii) to the knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (iii) no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries, (iv) there is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiary.

(b)          The Company and its Subsidiaries have complied in all material respects with applicable Laws with respect to employment (including but not limited to applicable Law’s regarding wage and hour requirements, correct classification of independent contractors and of employees as exempt and non-exempt, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

(c)          The Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries, and other payments to employees, and are not, to the knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor

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any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

3.18          Certain Payments. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, or other Person associated with or acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, or (iv) in violation of any Requirement of Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.19          Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is, in the judgment of the Board of Directors, reasonable in light of the risks faced by the Company in the conduct of its business. All policies of title, fire, liability, casualty, business interruption, workers’ compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default in any material respect under any provisions of any such policy of insurance that has not been remedied and no such Person has received notice of cancellation of any such insurance.

3.20          Intellectual Property. The Company and its Subsidiaries own the entire and unencumbered right, title and interest in and to, or possess adequate licenses or other rights to use, all intellectual property, including but not limited to, patents, trademarks, service marks, trade names, trade secrets, copyrights, domain names, computer software (including but not limited to code, data, databases and documentation) and know-how used in, or necessary to, the business as currently conducted or currently contemplated to be conducted by the Company or any of its Subsidiaries (the “intellectual Property”) except where such failure to so own or possess, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. All Intellectual Property which is a material patent, trademark, service mark, trade name, copyright or domain name is set forth on Schedule 3.20. The Company and each of its Subsidiaries have performed all commercially reasonable acts to protect and maintain its material Intellectual Property, including but not limited to paying all required fees and Taxes to maintain all registrations and applications of such Intellectual Property in full force and effect. Except as set forth on Schedule 3.20, none of the Company or any of its Subsidiaries has received any written notice of infringement of or conflict with (or knows of such infringement of or conflict with) asserted rights of others with respect to the use of Intellectual Property. To the knowledge of the Company, the Company and its Subsidiaries do not in the conduct of their business infringe or conflict with any right of any third party. Except as set forth on Schedule 3.20, neither the Company nor any of its Subsidiaries have asserted within two years of the date hereof, any claim against any third party that such party has violated, infringed, misappropriated or misused, in any material respect, any Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable precautions to preserve and protect the availability, confidentiality, security and integrity of data held or transmitted by or through the Company and its Subsidiaries’ computer networks, software, hardware, and other systems.

3.21         Affiliate Transactions.

(a)          Except for transactions described on Schedule 3.21(a) and the Contemplated Transactions, (i)(w) no current officer, director or employee of the Company or any of its Subsidiaries, (x) to the knowledge of the Company, no former officer, director or employee of the Company or any of its Subsidiaries, (y) to the knowledge of the Company, no Affiliate or associate of any current officer, director or employee of the Company or any of its Subsidiaries and (z) to the knowledge of the Company, no Affiliate or associate of any former officer, director or employee of the Company or any of its Subsidiaries has, directly or indirectly, any interest in any contract, arrangement or property (real or personal, tangible or intangible) used by the Company or any such Subsidiary or in their respective businesses, or in any supplier, distributor or customer of the Company or any such Subsidiary (other than indirectly through such Person’s ownership of the securities of a corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of such corporation is beneficially owned by such Person) and (ii) neither the Company nor any of its Subsidiaries shares any assets, rights or services with any entity that is controlled by any current officer, director or employee of the Company or any of its Subsidiaries or, to the knowledge of the Company, by any former officer, director or employee of the Company or any of its Subsidiaries.

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(b)          Except as set forth on Schedule 3.21(b), each ongoing intercompany transaction set forth on Schedule 3.21(a) is on terms that are (i) consistent with the past practice of the Company and (ii) at least as favorable in the aggregate for such transaction to the Company as would be available with independent third parties dealing at arms’ length.

3.22        Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to consummation of the transactions contemplated hereby and by the Agreement, will be, an “investment company” or an entity “controlled by” an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended).

3.23        Board Approval; Stockholder Approval. The Board of Directors at a meeting duly called and held has unanimously determined the Contemplated Transactions to be advisable and in the best interests of the Seller and its stockholders and has approved the Contemplated Transactions. To the extent approval by the Sellers stockholders is necessary in connection with the execution and delivery of the Agreement or the consummation of the Contemplated Transactions, such approval has been obtained.

3.24        Securities. The Company Common Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and free and clear of any Liens (other than any Liens granted by any Purchaser), not subject to preemptive or other similar rights, and constitute valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their terms

3.25        No Brokers or Finders. No agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or any Subsidiary or Affiliate is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of the Agreement or the Contemplated Transactions.

3.26        Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to Purchaser by or on behalf of the Seller or the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

3.27        Suitability. Neither the Company nor any of its directors, officers, Subsidiaries or, to the knowledge of the Company, other Affiliates (a) has ever been convicted of or, to the knowledge of the Company since December 31, 2002, indicted for any felony or any crime involving fraud, misrepresentation or moral turpitude, (b) is subject to any Decree barring, suspending or otherwise limiting the right of the Company or such Person to engage in any activity or (c) has ever been denied any License affecting the Company’s or such Person’s ability to conduct any activity currently conducted or currently contemplated to be conducted by the Company, nor, to the knowledge of the Company, is there any basis upon which such License may be denied.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to the Seller as follows with respect that Purchaser:

4.1           Existence and Power. The Purchaser (a) is duly organized and validly existing under the Laws of the State of Nevada and (b) has all requisite power and authority to execute, deliver and perform its obligations under the Agreement.

4.2           Authorization: No Contravention. The execution, delivery and performance by the Purchaser of the Agreement to which it is a party and the Contemplated Transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms of the Purchaser’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, except for such violations, conflicts, breaches or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

4.3           Governmental Authorization: Third Party Consents. Except as listed in Schedule 4.3 or, individually or in the aggregate, as has not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s legal power or ability to purchase or own the Company Common Shares and exercise the rights incident thereto, no approval, consent,

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exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

4.4           Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and, subject to Equitable Principles, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

4.5           Receipt of Information. The Purchaser represents that it has had an opportunity to ask questions and receive answers and documents from the Seller regarding the business, properties, prospects and financial condition of the Company and concerning the terms and conditions of the offering of the Company Common Shares.

4.6           Board Approval. The Purchaser Board of Directors, as well as the Audit Committee of the Purchaser Board of Directors, at meetings duly called and held has unanimously determined the Contemplated Transactions to be advisable and in the best interests of the Purchaser and its stockholders and has approved the Contemplated Transactions. No approval by the holders of any shares of stock of the Purchaser is required in connection with the execution or delivery of the Agreement or the consummation of the Contemplated Transactions, and there are no rules and regulations prohibiting the Agreement and the Contemplated Transactions, whether pursuant to the NPCL, the Articles of Incorporation or Bylaws, the rules and regulations of the FINRA, NASDAQ or otherwise.

4.7           No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Purchaser or any of its Affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.

4.8           Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry, proceeding or other Actions pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or relating to any of the Agreement or the Contemplated Transactions which, if determined adversely to the Purchaser, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions. The Purchaser is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

ARTICLE 5

COVENANTS

5.1           Conduct of Business.

(a)          Except as expressly contemplated by this Agreement or consented to in writing by the Purchaser, from the date hereof through the earlier of (i) the Closing Date, and (ii) termination of this Agreement (the “Restricted Period”), the Company and its Subsidiaries shall conduct their businesses in the ordinary course, consistent with past practice and generally in a manner such that the representations and warranties contained in Article 3, to the extent such matters are within the Company’s or any of its Subsidiary’s control, shall continue to be true and correct in all material respects on and as of the Closing Date (except for representations and warranties made as of a specific date) as if made on and as of the Closing Date. The Seller shall give the Purchaser prompt notice of any event, condition or circumstance known or that becomes known to the Seller or the Company occurring during the Restricted Period that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of the Seller or the Company contained in this Agreement; provided, however, that no such notification shall relieve or cure any such breach or violation of any such representation, warranty or covenant or otherwise affect the accuracy of any such representation or warranty for the purposes of Section 6.1. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by the terms of this Agreement or agreed in writing by the Purchaser during the Restricted Period, the Company shall not, and will cause its Subsidiaries not to:

(i)          make a capital expenditure of more than $50,000 except (x) pursuant to agreements or commitments entered into by the Company or any of its Subsidiaries prior to the date hereof and included on Schedule 3.12(a), except as set forth on Schedule 5.1(a)(i);

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(ii)         enter into any or amend any Contractual Obligation, other than in the ordinary course of business, or. in any event, involving more than $50,000 except as set forth on Schedule 5.1(a)(ii);

(iii)        except as set forth on Schedule 5.1(a)(iii), enter into, modify, make, renew, extend or otherwise alter any credit agreement, note or other similar agreement (including any interest rate or currency swap, hedge, collar or straddle or similar transaction) or instrument to which the Company or a Subsidiary is a party or incur or otherwise become liable with respect to any indebtedness which, in the aggregate, exceeds $50,000, other than trade payables incurred in the ordinary course of business and consistent with past practice;

(iv)        enter into any Contractual Obligation with respect to the acquisition of any material business, assets or properly (real, personal or mixed, tangible or intangible, including stock or other equity interests in, or evidences of the indebtedness of, any other corporation, partnership or entity);

(v)         form any joint venture or partnership;

(vi)        sell, lease, license, surrender, relinquish, encumber, pledge, transfer, amend, convey or otherwise dispose of any business, property or assets (whether tangible or intangible) having a material market value;

(vii)       fail to maintain any material property of the Company or any of its Subsidiaries in customary repair, order and condition consistent with the Company’s or such Subsidiary’s current maintenance policies, ordinary wear and tear excepted;

(viii)      discontinue, permit to lapse or otherwise fail to keep in full force and effect any material policies of insurance or knowingly take any action that would cause any such policy to terminate or be terminable prior to the expiration of its slated term;

(ix)         except as required by applicable Law, make or change any material Tax election of the Company or any of its Subsidiaries, change any annual Tax accounting period of the Company or any of its Subsidiaries, adopt or change any Tax accounting method of the Company or any of its Subsidiaries, file any return, declaration, report, claim for refund, or information return or statement relating to Taxes (including any schedule or attachment thereto, and including any amendment thereof, a “Return”) relating to the Company or any of its Subsidiaries in a manner that is materially inconsistent with past practice, enter into any closing agreement relating to material Taxes of the Company or any of its Subsidiaries, settle any material claim made by any Governmental Authority including social security administration, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of Tax or assessment relating to the Company or any of its Subsidiaries (a “Tax Claim”), surrender any right to claim a refund of Taxes relating to the Company or any of its Subsidiaries, consent to any extensions or waivers of the limitations period applicable to any Tax Claim or assessment relating to the Company or any of its Subsidiaries, or enter into a Tax sharing agreement or similar arrangement with respect to the Company or any of its Subsidiaries;

(x)          purchase, redeem or otherwise acquire, split, combine or reclassify, directly or indirectly, any of the Company Common Shares or other equity securities or give notice of any intention to exercise any right to purchase, redeem or otherwise acquire, split, combine or reclassify, any of the Company Common Shares or other equity securities (including any such purchase, redemption, acquisition or notice in accordance with the terms of the Articles of Incorporation or Bylaws or any stockholders agreement);

(xi)         issue or sell, or issue any rights to purchase or subscribe for, or subdivide or otherwise change, any shares of the Company’s or any of its Subsidiaries’ stock or other securities or similar rights;

(xii)        declare or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof), directly or indirectly, in respect of the Company Common Shares;

(xiii)       amend the Articles of Incorporation or Bylaws or the organizational documents of any Subsidiary, except as contemplated herein;

(xiv)      except for a Claim for which the Company will be repaid all amounts payable thereunder or will not otherwise be responsible for any such payments, settle any material Claim of, or against, the Company or its Subsidiaries for an amount in excess of $250,000;

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(xv)          change any method of accounting or accounting practice used by the Company or any of its Subsidiaries, except for any change required by GAAP, by any Governmental Authority or by a change in Law;

(xvi)         cause or permit, by any act or failure to act, any material License to expire or to be revoked, suspended, or modified, or take any action that could reasonably be expected to cause any Governmental Authority to institute proceedings for the suspension, revocation, or adverse modification of any material License;

(xvii)         maintain any significant amount of investments in or trade in equities or other speculative securities;

(xviii)      take any corporate or other action in furtherance of any of the foregoing; or

(xix)         agree to do any of the foregoing.

5.2           Regulatory Approval; Litigation.

(a)          The Purchaser and the Seller agrees that it will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing all things, which may be required to obtain all necessary actions or non-actions, waivers, consents and approval from Governmental Authorities in order to consummate the Contemplated Transactions ; provided, however, that, in connection with obtaining any such action, non-action, waiver, consent or approval, the Purchaser shall not be required to agree, and the Seller, without the consent of the Purchaser shall not agree, to any condition or action that the Purchaser reasonably believes would, individually or in the aggregate, adversely affect Purchaser’s ability to obtain the benefits (financial or otherwise) from the Contemplated Transactions (including benefits set forth in the Agreement).

(b)          The Purchaser and the Seller agree that if any Action is brought seeking to restrain or prohibit or otherwise relates to consummation of the Contemplated Transactions, the parties shall use all commercially reasonable efforts to defend such Action, whether judicial or administrative, and to seek to have any stay or temporary restraining order entered by any court or Governmental Authority reversed or vacated.

5.3           Access.

(a)          During the Restricted Period, upon reasonable notice, the Seller and the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchaser, reasonable access during normal business hours, during the period prior to the Closing Date, to all its books, records, properties, plants and personnel and, during such period, the Seller and the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Purchaser (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state Laws, as applicable, and (ii) all other information concerning it and its business, properties and personnel as the Purchaser may reasonably request. The Purchaser will hold any information obtained pursuant to this Section 5.3 in confidence. Any investigation by the Purchaser shall not affect the representations and warranties of the Seller or the conditions to its obligations to consummate the transactions contemplated by this Agreement.

(b)          During the Restricted Period, the Seller shall promptly keep the Purchaser and its representatives informed of any material development in the business of the Company or its Subsidiaries. Without limiting the foregoing, during the Restricted Period, the Seller shall cause its and the Company’s officers to consult and cooperate with representatives of the Purchaser in order to facilitate the Closing.

5.4           Employee Benefits Mailers. Without limiting the generality of the foregoing, except as otherwise expressly agreed in writing by the Purchaser, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions during the Restricted Period:

(a)          enter into any new Employment Agreement;

(b)          adopt any new Company Benefit Plan or, except as may be required by applicable Law, amend any existing Company Benefit Plan;

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(c)          grant any stock options or other equity-based compensation to any employee or director of the Company or any of its Subsidiaries;

(d)          increase the salaries, wages, or other compensation or benefits of any employee or director of the Company or any of its Subsidiaries; or

(e)          agree to do any of the foregoing.

5.5           Legends. Any legends placed on the Company Common Shares or other securities issuable, if any, pursuant to the Contemplated Transactions shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

ARTICLE 6

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

6.1           Conditions to Closing. The obligation of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Dale of the following conditions, any one or more of which may be waived by the Purchaser:

(a)          Representations and Covenants. The representations and warranties of the Seller and Guarantor contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, Material Adverse Effect or other similar term, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Seller and the Company shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Seller, the Guarantor and the Company on or prior to the Closing Date; and the Seller shall have delivered to the Purchaser a certificate, dated the dale of the Closing Dale and signed by an executive officer of the Seller, to the foregoing effect.

(b)          Secretary’s Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary certifying that attached thereto are true and complete copies of (i) the Articles of Incorporation and the Seller’s Bylaws, and (ii) all resolutions adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the Agreement and the consummation of the Contemplated Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder.

(c)          Good Standing. The Seller shall have delivered to the Purchaser a good standing certificate (or its equivalent) for the Seller.

(d)          No Actions. (i) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Seller or the Company or any of its directors or against that Purchaser, which Action is reasonably likely to (A) restrain or prohibit the consummation of any of the Contemplated Transactions, or (B) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Seller, the Company and its Subsidiaries, taken as a whole, and (ii) no Law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

(e)          No Material Adverse Effect. Since the date hereof, no event or development shall have occurred (or failed to occur) and there shall be no circumstance (and that Purchaser shall not have become aware of any previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(f)          Consents and Amendments. Any and all consents, approvals, orders, Licenses and other actions necessary to be obtained from Governmental Authorities, the Company’s Board and the Company’s shareholders in order to consummate the Contemplated Transactions.

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ARTICLE 7

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER TO CLOSE

7.1           Conditions to Closing. The obligation of the Seller to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

(a)          Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); each Purchaser shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and each Purchaser shall have delivered to the Seller a certificate, dated the date of the Closing Date and signed by the applicable Purchaser, to the foregoing effect.

(b)          No Actions. (i) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Seller, the Company or any of its directors or the Purchaser, which Action is reasonably likely to (A) restrain or prohibit the consummation of any of the Contemplated Transactions, or (B) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Seller, the Company and its Subsidiaries, taken as a whole, and (ii) no Law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

(c)          Consents and Amendments. Any and all consents, approvals, orders, Licenses and other actions necessary to be obtained from Governmental Authorities in order to consummate the Contemplated Transactions.

ARTICLE 8

INDEMNIFICATION

8.1           Indemnification. Seller and Guarantor hereby severally and jointly agree to indemnify, defend and hold harmless the Purchaser, its respective Affiliates and its directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a “Purchaser Indemnitee”) from and against all Claims, including without limitation, interest, penalties and attorneys’ fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser Indemnitee by a third party and arising out of or resulting from any allegation or Claim in respect of (i) any wrongful action or inaction by the Seller or Guarantor in connection with the authorization, execution, delivery and performance of this Agreement, except to the extent that the Purchaser Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of the Seller’s wrongful action or inaction, (ii) any inaccuracy in or breach of any of the representations or warranties of the Seller, Guarantor or the Company contained in this Agreement or any other schedule, certificate or other document delivered pursuant hereto, (iii) any breach by Seller or the Company of any of its covenants or agreements contained in this Agreement or any other schedule, certificate or other document delivered pursuant hereto, and (iv) (A) any Claim, loss or expense related to the conduct of the business of the Company prior to Closing, or (B) any Claim, loss or expense related to the ownership or operation of any assets of the Company prior to Closing.

8.2            Terms of Indemnification. The obligations and liabilities of Seller and Guarantor with respect to Claims by third parties will be subject to the following terms and conditions: (a) a Purchaser Indemnitee will give the Seller prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by such Purchaser Indemnitee, directly or indirectly, and the Seller will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser Indemnitee; provided that the failure of any Purchaser Indemnitee to give notice as provided in Section 10.3 shall not relieve the Seller of its obligations under this Article 8; (b) if within a reasonable time after notice of any Claim, the Seller fails to defend, such Purchaser Indemnitee will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Seller, subject to the right of the Seller to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; (c) if there is a reasonable probability that a Claim may materially and adversely affect a Purchaser Indemnitee other than as a result of money damages or other

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money payments, such Purchaser Indemnitee will have the right at its own expense to defend, or co-defend, such Claim; (d) neither the Seller nor the Purchaser Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim; (e) with respect to any Claims asserted against a Purchaser Indemnitee, such Purchaser Indemnitee will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser Indemnitee if, in such Purchaser Indemnitee’s reasonable judgment, a conflict of interest between such Purchaser Indemnitee and the Seller exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by the Seller; and (f) the Seller will provide each Purchaser Indemnitee reasonable access to all records and documents of the Seller relating to any Claim.

ARTICLE 9

TERMINATION

9.1           Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a)          the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)          the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect (or breached in any respect, if such representation, warranty or covenant is qualified by materiality or material adverse effect), and the Purchaser has notified the Seller of the breach or (ii) if the Closing shall not have occurred on or before August 30, 2017, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Purchaser breaching any representation, warranty, or covenant contained in this Agreement); and

(c)          the Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event a Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect (or breached in any respect, if such representation, warranty or covenant is qualified by materiality or material adverse effect), and the Seller has notified the Purchaser of the breach or (ii) if the Closing shall not have occurred on or before August 30, 2017, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

9.2           Effect of Termination. Upon termination of this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of the Party then in breach).

ARTICLE 10

MISCELLANEOUS

10.1        Survival. All representations and warranties, covenants and agreements of the Seller and the Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any controlling Person thereof or by or on behalf of the Seller, any of its officers and directors or any controlling Person thereof, and such representations and warranties shall survive for a period of 24 months from the Closing Date. The covenants and agreements contained herein shall survive in accordance with their terms.

10.2        Fees and Expenses. On the Closing Date, the Purchaser shall pay the expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions.

10.3        Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)	if to the Seller:

Redrock Capital Group Limited

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P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road,

Grand Cayman, KY1-1205, Cayman Islands.

Attn: Legal Team

(b)	if to the Purchaser:

Wecast Network, Inc.

375 Greenwich Street, Suite 516

New York, New York 10013

Attn: Board of Directors

Telecopy: 86+10-8586-2775

Any party may by notice given in accordance with this Section 10.3 designate another address or Person for receipt of notices hereunder.

10.4        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in Section 8.1, no Person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, the Purchaser may assign all or any portion of its rights and obligations hereunder to any affiliates or designees of the Purchaser. Any assignee of any Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a “Purchaser” for all purposes of this Agreement.

10.5        Amendment and Waiver.

(a)          No failure or delay on the part of the Seller or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at Law, in equity or otherwise.

(b)          Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Seller (in the case of any amendment, supplement, modification or waiver after the Closing, with the approval of not less than a majority of the directors not appointed by the Purchaser) and the Purchaser.

10.6        Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.7        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.8        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of Laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 10.3, shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement

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or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

10.9        Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.10      Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the Agreement referred to herein or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, and the Agreement referred to herein or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.11      Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Seller and the Purchaser agree to cooperate with one another, and at the request of the Seller or the Purchaser, as applicable, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the Contemplated Transactions and to otherwise carry out the intent of the parties hereunder.

10.12      Public Announcements. Except as required by any Requirement of Law, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without consulting the Seller or the Purchaser, as applicable.

10.13      Subsidiaries. Whenever this Agreement provides that a Subsidiary of the Company is obligated to take or refrain from taking any action, the Seller shall cause the Company or such Subsidiary to take or refrain from taking such action.

10.14      Guarantor Guarantee. In consideration of the Purchaser agreeing at the request of Seller and Guarantor to enter into this Agreement, and other good and valuable consideration receipt of which is hereby acknowledged by Guarantor, Guarantor hereby undertakes to procure the performance by Seller of its obligations under this Agreement and irrevocably and unconditionally guarantees as a continuing guarantee with effect from the date hereof all of Seller’s obligations and duties described in this Agreement. Guarantor’s liability hereunder shall not be released, discharged or diminished by: (a) any legal limitation, lack of capacity or authorization or defect in the actions of Seller or the bankruptcy, liquidation, insolvency, or dissolution of Seller; or (b) any forbearance, neglect or delay in seeking performance of the obligations of Seller, any granting of lime, indulgence or other relief to Seller in relation to such performance, or any composition with, discharge, waiver or release of Seller.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

WECAST NETWORK, INC.

By	/s/ Bing Yang
Name:	Bing Yang
Title:	CEO

[Signature Page to Securities Purchase Agreement]

REDROCK CAPITAL GROUP LIMITED:

By:	/s/ Bruno Wu
Name:	Bruno Wu
Title:	Director

GUARANTOR:

SUN SEVEN STARS MEDIA GROUP LIMITED

By:	/s/ Bruno Wu
Name:	Bruno Wu
Title:	Director

[Signature Page to Securities Purchase Agreement]